EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTER PUBLIC ACCOUNTING FIRM

[Letterhead of BDO Seidman, LLP]

IRIS International, Inc.

9162 Eton Ave.

Chatsworth, CA 91311

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 3, 2006, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of IRIS International, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ BDO Seidman, LLP
BDO SEIDMAN, LLP
Los Angeles, California

September 29, 2006